March 11, 2013


Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603

First Trust Energy Income and Growth Fund
187 Danbury Road
Wilton, Connecticut 06897


               RE: First Trust Energy Income and Growth Fund
                   -----------------------------------------


Ladies and Gentlemen:

       We have acted as special Massachusetts counsel to First Trust Energy Income and Growth Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the "Commission") on or about March 11, 2013 (the "Registration Statement"), with respect 6,615,930 additional common shares of beneficial interest, $.01 par value per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

       In connection with the furnishing of this opinion, we have examined the following documents:

       (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

       (b) copies of the Fund's Declaration of Trust and of all amendments thereto (the "Declaration") on file in the office of the Secretary of the Commonwealth of Massachusetts;

       (c) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration, the Fund's By-laws as currently in effect (the "By-laws) and resolutions adopted by the Board of Trustees of the Fund at the meeting held on March 10, 2013 (the "Prior Resolutions"); and

       (d) a printer's proof of the Registration Statement received on March 4, 2013.



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Chapman and Cutler LLP
First Trust Energy Income and Growth Fund
March 11, 2013
Page 2



       In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We note that the Prior Resolutions adopted by the Trustees at the meeting held on March 10, 2013, as attached to the certificate referenced in paragraph (c) above and reviewed by us in connection with rendering this opinion, are in draft form and we have assumed for the purposes of this opinion that the Resolutions, when incorporated into minutes and finalized and approved by the Board of Trustees, will be in substantially the form attached to such certificate. We have assumed that the number of shares registered pursuant to the Registration Statement does not exceed 40% of the Fund's Shares outstanding as of March 10, 2013. We have also assumed that the Registration Statement, when filed with the Commission, will be in substantially the form of the printer's proof referenced in paragraph (d) above.

       We understand that the Shares to be registered under the Registration Statement will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (the "1933 Act"). In this regard, we have assumed that in connection with any such offering of the Shares pursuant to the Registration Statement (in each case, a "Share Offering"):

       (i) the Fund will file with the Commission a prospectus supplement pursuant to Rule 497 under the 1933 Act relating to such Share Offering (each, an "Offering Supplement") and that each such Offering Supplement will identify
(a) the number of Shares to be offered pursuant to such Share Offering, (b) any agents or underwriters involved in the sale of the Shares pursuant to such Share Offering (the "Distributors"), (c) the applicable purchase price of the Shares offered in the Share Offering or the basis on which such amount may be calculated, (d) any applicable fee, commission or discount arrangement between any Distributor named in the Offering Supplement and the Fund, or among such one or more Distributors, or the basis on which such amount may be calculated, (d) any other material terms of any agreement by and between the Fund and any such Distributor relating to the conditions under which the Shares will be issued and sold (in each case, a "Distribution Agreement") and (e) any other specific terms of the Offering.

       (ii) if not taken in the Prior Resolutions, the Trustees will have taken, by resolution (the "Subsequent Resolutions", such Subsequent Resolutions and the Prior Resolutions referred to herein as the "Resolutions"), all appropriate action as contemplated by the Declaration of Trust, the By-Laws and the Prior



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Chapman and Cutler LLP
First Trust Energy Income and Growth Fund
March 11, 2013
Page 3



Resolutions (a) to authorize the issuance of the number of Shares to be offered pursuant to such Share Offering and the applicable purchase price of such Shares, which purchase price shall not be less than the then current net asset value per share of the outstanding common shares of beneficial interest of the Fund (the "Common Shares"), (b) to appoint the Distributors and authorize the entering into, by the Fund, of the Distribution Agreements, (c) to authorize any applicable fee, commission or discount arrangement between the Distributors and the Fund, and (d) to authorize any other actions, including the entering into of such other agreements as may be considered appropriate or necessary in connection with such Share Offering (the "Offering Actions"), and in each case as described in the Offering Supplement;

       (iii) that, if applicable, the Fund will have duly entered into such Distribution Agreements and duly taken all of the other Offering Actions in accordance with the Declaration, the By-laws and the Resolutions (the "Governing Instruments");

       (iv) that the activities of the Fund have been and will be conducted in accordance with the Governing Instruments and applicable Massachusetts law;

       (v) that no event has occurred that would cause a termination of the Fund;

       (vi) that the required consideration for the Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instruments and the Distribution Agreements and that the Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instruments, the Distribution Agreements and Massachusetts law;

       (vii) that, with respect to the Shares, (a) there will be no changes in applicable law or the Governing Instruments between the date of this opinion and any date of issuance or delivery of any Shares and (b) at the time of delivery of any Shares, all contemplated additional actions shall have been taken and the authorization of the issuance of the Shares will not have been modified or rescinded; and

       (viii) that the Fund's Governing Instruments will be in full force and effect and will not have been modified, supplemented or otherwise amended, except as herein referenced.



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Chapman and Cutler LLP
First Trust Energy Income and Growth Fund
March 11, 2013
Page 4



       This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. We have further assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to our opinion below relating to the valid existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

       This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Fund's Governing Instruments refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Fund, including the Registration Statement and any Offering Supplement, the Share Offering or the Shares.

       We understand that all of the foregoing assumptions and limitations are acceptable to you.

       Based upon and subject to the foregoing, please be advised that it is our opinion that:

       1. The Fund has been formed and is validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

       2. The Shares, when issued and sold in accordance with terms, conditions, requirements and procedures set forth in the Governing Instruments, and following the due adoption by the Trustees of the Resolutions, as well as the accuracy of our other assumptions, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.



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Chapman and Cutler LLP
First Trust Energy Income and Growth Fund
March 11, 2013
Page 5



       This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reliance by the Fund on this opinion, to the reference to our name in the Registration Statement and in the prospectus forming a part thereof under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended.

                                                      Very truly yours,

                                                      /s/ Bingham McCutchen LLP
                                                      --------------------------
                                                      Bingham McCutchen LLP